                                                                    Exhibit 23.1

                   [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of MasterCard Incorporated of our report dated April 11, 2001 relating to the financial statements of MasterCard International Incorporated, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


PricewaterhouseCoopers LLP

New York, New York

February 10, 2002